Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Neil Lansing, Chief Financial Officer	Felicia Vonella
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(610) 239-8850	(212) 843-0210
nlansing@auxilium.com	fvonella@lazarpartners.com

Auxilium Announces Top Line Results for a Phase IV Study –

Testim®1% Therapy for Non-Responders to 5g of AndroGel

Endpoints of Study Successfully Achieved

NORRISTOWN, PA (September 15, 2004) – Auxilium Pharmaceuticals (NASDAQ: AUXL), a fully-integrated specialty pharmaceutical company that develops and markets products for urologic and sexual health, today announced top line results for a Phase IV study – Testim® 1% Therapy for Non-Responders to 5 g of AndroGel®. The study, conducted by Auxilium Pharmaceuticals, took place between January 2004 and July 2004.

The Phase IV study was designed to explore the effect of Testim® 5 g therapy in 151 hypogonadal men who did not have adequate symptom relief with a comparable dose of AndroGel®. The men were randomly assigned to 4 weeks therapy with Testim® 5 g or 4 additional weeks of therapy with AndroGel®5 g. Hypogonadism is a disorder that affects approximately 20% of the U.S. male population over age 50.

At study completion, patients treated with Testim® had greater improvement in their overall satisfaction with their sex life (p< 0.03), improved erections (p< 0.03), and rated their lack of sex drive, their ability to get and maintain erections, and ejaculations as significantly less problematic (p<0.05) than did patients who remained on AndroGel® therapy.

At the end of treatment, 47% of Testim® patients were successfully treated and did not require an increase to a higher dose while 72% of AndroGel® patients required an increase to a higher dose (p < 0.02).

“These results continue to support that Testim® 1% is effective in relieving the serious symptoms caused by hypogonadism,” commented Gerri A. Henwood, chairman and chief executive officer of Auxilium. “We are pleased with these results and are encouraged by the clinical benefit observed in Testim®-treated patients who were previously non-responders to AndroGel®.”

Hypogonadal men exhibit lower than normal levels of testosterone, resulting in a variety of symptoms including low energy levels, loss of sex drive, decreased sexual performance, loss of muscle mass, reduced bone density, increased body fat, and mild depression.

Restoring testosterone to normal levels through testosterone replacement therapy can relieve these symptoms. TRT is typically a long-term treatment.

About Testim®1%

Testim® is a marketed, proprietary, topical 1% testosterone gel that treats hypogonadism by raising testosterone blood levels back to normal for the 24-hour period following application. Testim® is packaged in a convenient, easy-to-open, single-use tubes. Patients apply Testim® once a day to the upper arms and shoulders and its active ingredient, testosterone, is absorbed through the skin and into the bloodstream.

About Auxilium

Auxilium Pharmaceuticals, Inc., founded in 1999, is a fully-integrated specialty pharmaceutical company with a focus on urologic and sexual health. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its 100 person sales and marketing team. The company is developing additional Testim® line extensions in addition to a product in Phase II for treatment of Peyronie’s Disease as well as other products for urologic and sexual health. For additional information, visit www.auxilium.com.

Safe Harbor Statement

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the interpretation of clinical results. Forward-looking statements provide Auxilium’s current expectations or forecasts of future events. Auxilium Pharmaceutical’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in Auxilium Pharmaceutical’s Form S-1 Registration Statement and Form 10-Q for the quarterly period ended June 30, 2004, each of which is on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Auxilium Pharmaceuticals undertakes no obligation to update publicly any forward-looking statement.

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